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                                                                   Exhibit 10.33

                     AMENDED AND RESTATED CO-PACK AGREEMENT

         THIS AMENDED AND RESTATED CO-PACK AGREEMENT, made and entered into this 13th day of September, 2001, by and between Weight Watchers International, Inc., a Virginia corporation with its principal offices at 175 Crossways Park West, Woodbury, New York 11797-2055 ("WWI") and Nellson Nutraceutical, Inc., a Delaware corporation with its principal offices at 5801 Ayala Avenue, Irwindale, California 91706-1146 ("Co-Packer").

                                   WITNESSETH:

         WHEREAS, WWI and Co-Packer entered into a Co-Pack Agreement, dated November 30, 1999 (the "Existing Agreement"), and the parties desire to modify certain of the terms of their business agreement and wish to do so by canceling the Existing Agreement and substituting in its place this Agreement upon the terms and conditions set forth herein; and

         WHEREAS, WWI desires to obtain a supply of bar and drink mix products as more fully described in Exhibit A, which is attached to and made a part of this Agreement, (the "Products") for distribution and sale by WWI under the terms of this Agreement and Co-Packer desires to supply the Products to WWI under the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises that this Agreement contains, and other good and valuable consideration, receipt of which the parties acknowledge, the parties, intending to be bound legally, agree as follows:

         1. MANUFACTURE OF THE PRODUCT. WWI shall place purchase orders with Co-Packer, and Co-Packer shall sell and deliver to WWI, quantities of the Products under the terms of this Agreement. Co-Packer shall manufacture and package the Products in strict compliance with the standards and specifications attached as Exhibit B and made a part of
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this Agreement (the "Specifications"). All purchases of the Products by WWI under this Agreement shall be pursuant to, and under the terms and conditions of, a duly authorized and issued WWI purchase order, the form of which is attached as Exhibit C and made a part of this Agreement. In addition, Co-Packer shall comply with the provisions of the WWI Co-Pack Manual for the Products attached as Exhibit D and made a part of this Agreement, as WWI may reissue or amend from time to time (the "Co-Pack Manual"). The terms and conditions of the WWI purchase order form and the Co-Pack Manual shall be in addition to and not in limitation of the terms and conditions of this Agreement. Any inconsistencies between the terms and conditions of the WWI purchase order form or the Co-Pack Manual and this Agreement shall be resolved in favor of the terms and conditions of this Agreement. Any inconsistencies between the terms and conditions of the WWI purchase order form and the provisions of the Co-Pack Manual shall be resolved in favor of the provisions of the Co-Pack Manual. Any terms or conditions appearing on or incorporated into any invoice forms or other documents sent by Co-Packer which are inconsistent with or in addition to the terms and conditions of this Agreement shall not apply.

         2. TERM. The term of this Agreement shall commence as of the date of this Agreement and shall continue in full force and effect until December 31, 2004 (the "Term"). This Agreement may, at the option of WWI, be renewed for an additional one (1) year period, and successive one (1) year periods thereafter, by providing written notice to Co-Packer of such election to renew at least one hundred eighty (180) days prior to expiration of the Term or any renewal term thereof.

         3. PRODUCTION SCHEDULE. Both parties understand and acknowledge that the quantity and variety of the Products ordered by WWI will be derived from marketing projections that may not necessarily depict actual sales volume since the Products represent a new entry by WWI into the bar market; therefore, the total quantity of Product to be purchased hereunder is subject to wide fluctuation. On or before the beginning of each month during the Term or any renewal term, WWI shall also furnish Co-Packer with an estimate of the quantities of the Products it will require in the succeeding three-month period. These estimates shall not be binding or otherwise limit or obligate WWI in its order
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of Products under this Agreement. Notwithstanding anything contained herein to the contrary, WWI shall not be required to purchase any minimum quantity of the Products.

         4. LEAD TIME. Co-Packer understands and acknowledges that, because of the competitive nature of the market for the Products, TIME IS OF THE ESSENCE of this Agreement. Co-Packer shall manufacture and shall ship all quantities of the Products for delivery as specified in a duly authorized purchase order that WWI has issued pursuant to Section 1 of this Agreement. Co-Packer shall manufacture and have ready for shipment sufficient Products to fill WWI's purchase orders with thirty (30) days from the date each purchase order is received by Co-Packer.

         5. MANUFACTURING FACILITIES. Co-Packer shall manufacture the Products at its processing facilities at Irwindale and Los Angeles, California or at such other facility as WWI and Co-Packer shall mutually agree (the "Factory"). Co-Packer warrants that the Factory is capable of manufacturing and processing the Products in accordance with the requirements of this Agreement and that Co-Packer now solely leases and operates, and for the term of this Agreement solely shall lease and operate, the Factory and all processing equipment located in the Factory. Co-packer shall be the exclusive supplier of the Products within the continental United States of America during the term of this Agreement.

         6. RAW MATERIALS; INGREDIENTS; PACKAGING. Co-Packer shall furnish all raw materials and ingredients required for the manufacture, production, and processing of the Products and shall supply all nutrition bar wraps, four pack cartons, and cases necessary for packaging of the Products under this Agreement. Co-Packer shall label all Products using artwork, graphics, and label copy that WWI shall furnish.

         7. OWNERSHIP RIGHTS OF WWI; CHANGES IN SPECIFICATIONS. Co-Packer acknowledges that WWI is and shall remain the owner of all recipes, formulations, specifications, artwork, graphics, and label copy furnished by, or developed for, WWI and other confidential and proprietary information relating to the Products. Co-Packer shall be the owner of the specific manufacturing processing techniques which it develops in the
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production of the Products. WWI shall have the right from time to time at its sole option to modify the formulations for the Products included as part of the Specifications. The prices for Products with modified formulations shall be adjusted by mutual agreement of the parties hereto to reflect any increased or decreased cost of manufacture by Co-Packer. WWI shall also have the right from time to time upon the mutual agreement of the parties hereto to require modifications or alterations in the processing techniques utilized to manufacture the Products. The prices shall be adjusted by mutual agreement of the parties hereto to reflect any increased or decreased costs as a result of such modifications or alterations, including but not limited to any increased or decreased fixed costs from changes in or additions to equipment required thereby.

         8. COMPENSATION. WWI shall pay to Co-Packer in full and complete consideration for the manufacture of the Products, including but not limited to all ingredients, processing, production ,wrapping, packaging and packing of the Products in display boxes and master shippers, and the industry standard stretch wrapping of pallets and delivery of the Products to WWI, the prices specified on Exhibit E, attached hereto and made part hereof, for all Products manufactured, processed, and delivered in strict compliance with the Specifications and delivered as herein set forth. One Hundred Eighty (180) days prior to the expiration of the initial term of this Agreement and any renewal terms thereafter, the parties will review the economics of the supply relationship set forth herein. For the purpose of such review, the aggregate baseline cost of the Products will directly relate to the price per bar as set forth on Exhibit E. If the aggregate baseline cost of raw materials, packaging materials, direct labor, or variable overhead increases or decreases more than five (5) percent during the period under review, the parties agree to negotiate an appropriate price adjustment in good faith.

         9. MATERIALS.

                  (a) All ingredients and raw materials that Co-Packer uses for the manufacture of the Products shall strictly conform to the Specifications. Suppliers of all other raw materials and ingredients for use in the manufacture of the Products shall be
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subject, at WWI's option, to the review and approval of WWI before receipt and use of raw materials and ingredients from such supplier. Such approval of Co-Packer's suppliers shall not be unreasonably withheld. Any such review and approval of suppliers by WWI shall be gratuitous and shall not (i) relieve Co-Packer of its obligations under this Agreement, including the duty to inspect all incoming raw materials and insure that they meet the Specifications, or (ii) constitute acceptance by WWI of any raw materials, ingredients, Products, or portion thereof.

         10. DELIVERY. Co-Packer shall deliver all the Products that WWI purchases under this Agreement to WWI F.O.B. the Factory and shall place the Products into the custody of carriers that WWI has approved pursuant to WWI's written directions. Co-Packer shall furnish to WWI sufficient information to verify shipment of the Products. Co-Packer shall invoice WWI for the Products on the earlier of the date: (i) that such Products are shipped from the Factory on instructions from WWI; or (ii) four (4) days after production of Product pursuant to a duly authorized and issued WWI purchase order. Terms of payment shall be 1% fifteen (15) days, net thirty (30) days from the date that WWI receives such invoice.

         11. RISK OF LOSS. WWI shall bear the risk of loss or damage to any of the Products after Co-Packer has delivered the same to the possession of WWI or to a carrier that WWI has approved pursuant to WWI's instructions, except for loss or damage caused by the manufacturing, processing, packaging, or quality of the Products, in which case Co-Packer solely shall bear the risk of such loss or damage. Co-Packer shall bear the risk of loss or damage to any of the Products that occurs before the delivery of such Products to WWI or to the carrier that WWI has designated for transportation of the Products.

         12. INSPECTIONS. Representatives of WWI may enter and inspect, as they pertain to the production of the Products, the Factory and any warehouse at which Co-Packer has stored the Products, during the time of production, storage, or clean-up periods. The inspection may include all aspects of Co-Packer's manufacturing techniques, quality control, sanitation procedures, and records. Co-Packer may restrict access by WWI's representatives
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to only those areas where the Products and ingredients and materials for the
Products are processed, tested, or stored. Co-Packer shall maintain and make available to WWI upon request all records of chemical, physical, microbiological, and process tests of the basic ingredients and packaging materials, intermediate products, and finished Products that Co-Packer conducts or that it requires from its suppliers. Any such inspection or testing by WWI shall be gratuitous and shall not (i) relieve Co-Packer of its obligations under this Agreement or (ii) constitute acceptance by WWI of any portion of the Products. WWI shall receive the Products subject, at WWI's discretion, to inspection and approval of the lot or lots, or submitted samples from the lots, by WWI's quality control personnel within a reasonable time after receipt. Payments by WWI for any quantity of the Products shall not constitute approval or acceptance of such Products. If any quantity of the Products is defective or does not conform to samples, descriptions, or the Specifications, WWI may, at its option, reject all of such quantity, accept all of such quantity, or accept any commercial unit or units of such quantity and reject the rest. Co-Packer shall reimburse WWI in full for the quantity of the Products rejected and returned. Co-Packer shall assume all costs of transportation and handling both ways for such rejected Products. Co-Packer shall remove WWI's trademarks, trade name, and any other marks identifying WWI or WWI's parent or affiliate companies from any rejected Products and the case artwork before Co-Packer disposes of such Products. Upon request of WWI, Co-Packer shall certify in writing to WWI that all such trademarks, trade names, and identifying marks have been removed from any rejected Products. Co-Packer shall furnish to WWI without charge samples of the Products that WWI reasonably requests for quality control testing and evaluation. Co-Packer shall separately code each case of the Products to be readily identifiable by specific lot number designation by five hour (half-shift) production intervals.

         13. CONFIDENTIALITY AND NON-COMPETITION.

                  (a) WWI and Co-Packer have executed a Mutual Non-Disclosure Agreement, dated October 28, 1998 (the "Mutual Non-Disclosure Agreement"). The provisions of the Mutual Non-Disclosure Agreement shall apply to the information that the parties exchange in the course of performance of this Agreement.
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                  (b) Co-Packer acknowledges that it is reasonable and necessary for the protection of the business and goodwill of WWI for Co-Packer to enter into the following agreement respecting competition with WWI and that WWI would suffer irreparable injury if Co-Packer breaches any such agreement. As a further safeguard and necessary protection for trade secret and proprietary information that WWI discloses to Co-Packer, Co-Packer shall not, directly or indirectly, engage in the business of producing, distributing, purchasing, or selling, or otherwise dealing in, any products, goods, or merchandise that cannot be differentiated from the Product by a large (i.e. greater than 200) sample of consumers in a blind taste evaluation, in any part of the United States, except pursuant to this Agreement. Without limiting the generality of the foregoing, Co-Packer shall be considered to engage in such business if any company of which it owns beneficially or of record more than five percent of the outstanding shares of any class of stock, or of which it is a partner, joint venturer, or proprietor engages in such business. The covenants set forth in this Section 13(b) shall remain in full force and effect during the initial term and any renewal term of this Agreement and for five years after any termination of this Agreement.

         14. WARRANTIES AND REPRESENTATIONS. Co-Packer warrants and represents that:

                  (a) All of the Products that Co-Packer manufactures, processes, and packages under this Agreement (i) shall be manufactured, processed, and packaged strictly in conformity with applicable sanitation standards set forth in United States Food and Drug Administration, the United States Department of Agriculture, and the State and Local Governmental Agency having jurisdiction over the manufacturing, processing, and packaging of the Products, and all applicable rules and regulations, as amended, (ii) shall conform strictly to Specifications, and (iii) shall be fit and wholesome for human consumption and shall meet all requirements of applicable statutes, rules, and regulations of the United States and any state or local government.
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                  (b) The normal shelf life of the Products that Co-Packer
delivers to WWI shall not be less than six (6) months from the date of production if WWI transports and stores the Products at between 50 Degrees Farenheit and 80 Degrees Farenheit.

                  (c) Each delivery under this Agreement shall be, as of the date of such delivery, not short in weight, or adulterated or misbranded within the meaning of the Federal Food Drug and Cosmetic Act, as amended, the Federal Fair Packaging and Labeling Act of 1966, as amended, or any other food or drug law or regulation of any state or local government and shall comply with all other applicable laws and regulations of which Co-Packer has knowledge, whether independently or by specific directive from WWI. Each delivery under this Agreement shall be a product that, under the provisions of such federal, state, and local laws, may be lawfully shipped and sold in interstate commerce and conforms in all respects to the requirements of such laws and the rules and regulations issued pursuant to such laws. If WWI claims a breach of this provision, WWI may return the subject Products to Co-Packer and Co-Packer shall assume all cost of transportation and handling both ways and reimburse WWI for any such costs paid by WWI.

                  (d) All equipment and procedures that Co-Packer uses in the manufacture of the Products do not and will not infringe any valid United States, foreign, or other letters patent, trademark, copyright, or other proprietary right of any person not a party to this Agreement.

                  (e) All materials, ingredients, supplies, and packaging materials that Co-Packer uses in the manufacture of the Products shall be merchantable, of good quality, free from defects, and fit for the purpose intended. This warranty shall not apply to any such materials or ingredients that WWI furnishes; however, Co-Packer shall evaluate any such materials or ingredients that WWI furnishes and reject the same if not merchantable, of good quality, and fit for the purpose intended.

                  (f) No delivery shall bear or contain any food additive, pesticide, or other substance as of the date of such delivery that is unsafe for human consumption within
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the meaning of the Federal Food Drug and Cosmetic Act, with all revisions and amendments pertaining to such statute.

                  (g) The execution of this Agreement and performance of its obligations under this Agreement does not, and will not, abrogate, breach, or conflict with any agreement, mortgage, pledge, or contract to which Co-Packer is a party or to which the Factory or any of the equipment, fixtures, or personal property that the Factory contains is subject.

         15. INDEMNITY BY CO-PACKER.

                  (a) Co-Packer shall indemnify and shall hold harmless WWI (including its parent, affiliate, and subsidiary companies) and its customers from and against any and all claims, demands, actions, suits, causes of action, damages, and expenses (including, but not limited to, expenses of investigation, settlement, litigation, and attorneys' fees incurred in connection therewith) that any person or entity makes, sustains, or brings against WWI (including its parent, affiliate, and subsidiary companies) or any of its customers for the recovery of damages for the injury, illness, or death of any person caused or alleged to be caused by the consumption or use by such person of any of the Products that Co-Packer ships or delivers to WWI in breach of Co-Packer's warranties under this Agreement.

                  (b) Co-Packer shall indemnify and shall hold harmless WWI (including its parent, affiliate, and subsidiary companies) and its customers from and against all losses, claims, damages, and expenses (including, but not limited to, expenses of investigation, settlement, litigation, and attorneys' fees incurred in connection therewith) from recalls by governmental authorities, or by WWI in reasonable anticipation of a governmental recall, of any of the Products that Co-Packer ships or delivers pursuant to this Agreement, or other losses, claims, damages, actions, and expenses (including, but not limited to, expenses of investigation, settlement, litigation, or attorneys' fees incurred in connection therewith) to which WWI (including its parent, affiliate, and subsidiary companies) may become subject
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by reason of any breach by Co-Packer of the warranties or representations provided in Section 14 of this Agreement.

                  (c) Co-Packer shall indemnify and shall hold WWI (including its parent, affiliate, and subsidiary companies) harmless from all consumer claims, including reasonable attorneys' fees, arising from or connected with consumer claims or actions that result from any breach of Co-Packer's warranties under this Agreement. Co-Packer understands and acknowledges that WWI, at WWI's option, processes consumer claims involving the Products through the claims investigation and settlement services of the National Food Processors Association (NFPA). Co-Packer shall pay to WWI reasonable costs or charges for the investigation and settlement of consumer claims by NFPA that allege a defect in the Products, or other condition that, if proven, would constitute a breach of Co-Packer's warranties to WWI under this Agreement. WWI shall confer with Co-Packer and its insurance carrier before settlement of consumer claims for which Co-Packer is responsible under this Agreement.

                  (d) If any person or entity asserts any claim or brings any suit or action for which Co-Packer may be required to indemnify WWI (including its parent, affiliate, and subsidiary companies) or its customers under this
Section 15, WWI promptly shall notify Co-Packer of such claim or suit. Co-Packer, upon receipt of such notice, shall undertake in conjunction with WWI (if WWI desires) the defense of such suit for the settlement of any such claim at Co-Packer's own cost and expense.

         16. INDEMNITY BY WWI. WWI shall indemnify and hold harmless Co-Packer from and against any and all claims, demands, actions, suits, causes of action, damages, and expenses (including, but not limited to, expenses of investigation, settlement, litigation, and attorneys' fees incurred in connection therewith) that any person or entity makes, sustains, or brings against Co-Packer for the recovery of damages for the injury, illness, or death of any person caused or alleged to be caused by the consumption or use by such person of any of the Products that Co-Packer ships or delivers to or at the direction of WWI pursuant to this Agreement if such injury, illness, or death results solely from the negligence of WWI or its
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agents or employees. If any person or entity asserts any claim or brings any suit or action against Co-Packer for which WWI may be required to indemnify Co-Packer under this Section 16, Co-Packer promptly shall notify WWI of such claim or suit. WWI, upon receipt of such notice, shall undertake in connection with Co-Packer (if Co-Packer desires) the defense of such suit for the settlement of any such claim at WWI's own cost and expense.

         17. INSURANCE. Co-Packer shall maintain in full force and effect during the term of this Agreement comprehensive general liability insurance coverage, including contractual liability and products/completed operations liability coverage, with WWI, and any other affiliates designated by WWI, named as an additional insured, with minimum limits of $5,000,000.00 combined single limit for bodily injury and property damage per occurrence, with a responsible insurance carrier acceptable to WWI. Such insurance shall be on an occurrence basis; that is, it shall cover any claim made for injuries or damages arising out of an event occurring during the term of the policy regardless of whether the claim is made after the expiration of the term of the policy. Before commencement of any production under this Agreement and from time to time thereafter upon the expiration of any such certificate of insurance, Co-Packer shall furnish WWI with a certificate of insurance evidencing the above coverages. Such certificate shall contain a clause for notification of WWI thirty days in advance of any cancellation, reduction, or change in coverage.

         18. RESALES OF THE PRODUCT. WWI shall have complete and sole discretion as to the resale of the Products, including the pricing of the Products, the advertising, marketing, sales, and distribution of the Products, and the expenses it incurs in connection therewith.

         19. TRADEMARKS AND TRADE NAMES. Nothing contained in this Agreement shall be deemed to give Co-Packer any right, title, or interest in or to WWI's trademarks and trade names, or the trademarks and trade names of any parent, affiliate, or subsidiary company of WWI, including, but not limited to, the WEIGHT WATCHERS trademark. Co-Packer may not use any of such trademarks or trade names, except as WWI authorizes in writing.

         20. INTENTIONALLY OMITTED.
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         21. TERMINATION BY WWI. WWI may terminate this Agreement:

                  (a) If Co-Packer breaches or violates any of the warranties, representations, agreements, covenants, or conditions that this Agreement contains or requires and Co-Packer fails to remedy the breach or violation within fifteen (15) days after receipt from WWI of written notice of the breach or violation; or

                  (b) If Co-Packer makes an assignment for the benefit of its creditors, commits any act of bankruptcy, has a receiver appointed, or otherwise admits of its inability to pay its debts as they mature, or if a private party garnishes its assets or a governmental authority sequesters its assets; or

                  (c) If Co-Packer attempts to assign or transfer any interest under this Agreement without the prior written consent of WWI, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Co-Packer shall have the right, without WWI's consent, to assign or transfer its interest under this Agreement to (a) an affiliate, subsidiary or parent of Co-Packer; (b) an entity with which Co-Packer is merged or consolidated; or (c) an entity which purchases or otherwise acquires all of the assets and/or stock of Co-Packer, provided such entity shall be bound by all of the terms and conditions contained in this Agreement.

         22. TERMINATION BY CO-PACKER. Co-Packer may terminate this Agreement:

                  (a) If WWI breaches or violates any of the agreements, covenants, or conditions that this Agreement requires or contains and WWI fails to remedy the breach or violation within fifteen (15) days after receipt from Co-Packer of written notice of the breach or violation; or
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                  (b) If WWI makes an assignment for the benefit of its
creditors, commits an act of bankruptcy, has a receiver appointed, or otherwise admits of its inability to pay its debts as they mature.

         23. EFFECT OF TERMINATION. In the event of termination of this Agreement, such termination shall be without prejudice to any rights that may have accrued to Co-Packer or WWI at the date of termination.

         24. RETURN OF MATERIALS. In the event of termination or expiration of this Agreement, Co-Packer immediately shall account for and return to WWI all packaging materials and ingredients that WWI has supplied pursuant to this Agreement.

         25. INTENTIONALLY OMITTED.

         26. FORCE MAJEURE. If either party is prevented from performing any of its obligations under this Agreement or is substantially delayed in such performance by reason of any cause beyond its control, including any governmental restrictions, acts of God, crop shortages, riots, war, fire, labor disputes, or other causes of FORCE MAJEURE, it shall be excused from the performance of its obligations affected by the reasons referred to, or from the delay in such performance. If such condition continues for a period of sixty days and substantially interferes with the further performance by either party of this Agreement, either party may terminate this Agreement on thirty days' written notice to the other party. If this Agreement is terminated under this
Section 26, each party shall bear the costs it has incurred before the date of termination specifically related to the Products not delivered to WWI by the date of termination.

         27. INDEPENDENT CONTRACTORS. The parties are independent contractors and engage in the operation of their own respective businesses. Neither Co-Packer nor WWI shall be considered the agent of the other for any purpose whatsoever. Neither Co-Packer nor WWI has any authority to enter into any contracts or assume any obligations for the other or to make any warranties or representations on behalf of the other. Nothing in this
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Agreement shall be considered to establish a relationship of co-partners or joint venturers between Co-Packer and WWI. Under no circumstances shall WWI be liable for the debts or obligations of Co-Packer or for the wages, salaries, or benefits of Co-Packer's employees.

         28. SEVERABILITY. If any section or portion of this Agreement violates any applicable law, such section or portion shall be inoperative. If a court of competent jurisdiction rules that any provision set forth in this Agreement is unenforceable, then such provision shall be deemed modified to the extent that, in the court's opinion, is necessary to make it enforceable. The remainder of the Agreement shall remain valid and shall continue to bind the parties.

         29. BROKER'S FEES. Each party warrants to the other that it has not incurred nor will it incur any liability for brokerage fees, finder's fees, agents' commissions, or other similar forms of compensation in connection with this Agreement or any transaction that this Agreement contemplates.

         30. SUCCESSORS AND ASSIGNS. This Agreement shall be binding and inure to the benefit of each of the parties and its permitted successors and assigns.

         31. NOTICES. Each party shall give in writing by personal delivery or by U.S. mail any notice or communication that such party may or must give under this Agreement or with respect to it. Such notice shall be deemed to have been given or made when personally delivered or deposited in the U.S. mail, first class, certified or registered, postage prepaid, return receipt requested, directed to the respective parties as follows:

                  (a)      Notices to WWI shall be addressed to:

                                    Weight Watchers International Inc.
                                    175 Crossways Park West
                                    Woodbury, New York 11797
                                    Attn:  Product Development Department

                           with a copy to:
                                    Weight Watchers International Inc.
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                                    175 Crossways Park West
                                    Woodbury, New York 11797
                                    Attn: Legal Department

                  (b)      Notices to Co-Packer shall be addressed to:

                                    Nellson Nutraceutical, Inc.
                                    5801 Ayala Avenue
                                    P.O. Box 2263
                                    Irwindale, California 91706-1146
                                    Attn: ________________

Either party may, from time to time by notice given in accordance with this
Section 31, advise the other of changes of address or additional addresses for the giving of notices.

         32. WAIVER. No waiver by either party of any breach, default, or violation of any term, warranty, representation, agreement, covenant, condition, or provision of this Agreement shall constitute a waiver of any subsequent breach, default, or violation of the same or other term, warranty, representation, agreement, covenant, condition, or provision.

         33. ENTIRE AGREEMENT. This Agreement, together with any Exhibits attached to this Agreement, contains all of the terms, warranties, representations, agreements, covenants, conditions, and provisions the parties have agreed upon with respect to the subject matter of this Agreement and merges and supersedes all prior agreements, understandings, and representations relating to such subject matter. This Agreement shall not be altered or changed except by a writing that an authorized officer or representative of each party signs.

         34. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law rules. The courts of the State of New York, to the personal jurisdiction of which each party voluntarily submits, shall have exclusive jurisdiction over any dispute arising out of the construction, interpretation, or enforcement of this Agreement.
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         35. INTERPRETATION. This Agreement shall be construed as a whole in accordance with the fair meaning of its language and, regardless of who is responsible for its original drafting, shall not be construed for or against either party. The captions of the various sections of this Agreement are included for convenience of reference only and shall in no way affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, each party has executed this Agreement on the day and year first above written.

                                            WEIGHT WATCHERS INTERNATIONAL, INC.


                                            By:    /s/ Robert W. Hollweg
                                                -------------------------------


                                            NELLSON NUTRACEUTICAL, INC.


                                            By:    /s/ Ben J. Muhlenkamp
                                                -------------------------------

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                                    EXHIBIT A

                             DESCRIPTION OF PRODUCTS

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                                    EXHIBIT B

                                 SPECIFICATIONS


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                                    EXHIBIT C

            WEIGHT WATCHERS INTERNATIONAL, INC. - FORM PURCHASE ORDER



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                                    EXHIBIT D

                                 CO-PACK MANUAL

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                                    EXHIBIT E

                                PRICING SCHEDULE